UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2005

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 West Wacker Drive
	Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on December 2, 2005.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005 and quarterly report on Form 10-Q filed on August 11, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: November 2005

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through November 3, 2005. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Lock-Up Period for Restricted Shares

1.              I am a happy shareholder of Morningstar and intend to be a long-term investor; I own several thousand shares. However, over the near term I am concerned about restricted shares coming available and there also seem to be conflicting dates floating around. The Wall Street Journal says that on 10/29/05 insiders at MORN can sell stock for first time. 6 months makes sense to me for this lock-up. On your website, it says that the 30mm+ of restricted shares cannot be sold until 11/29/05.

Are these separate events with different dates, or are they the same and there is an incorrect date? Please clarify how many shares, and on what dates, will be eligible for sale for the first time.

Also, it says restricted shares may be sold prior to these dates with consent of the underwriter. Has this occurred? If so, how much?

Finally, assuming large amounts of shares will be available for sale for the first time and the stock has gone up quite a bit, so it seems likely there will be a decent amount of selling pressure. Has the company recognized this, and has Morningstar done anything or are you prepared to do anything to counter this natural selling pressure?

As we stated in our monthly 8-K dated October 7, 2005, the lock-up period is in effect through November 26, 2005. The October 29 date you may have seen in other sources is based on the 180-day period following our initial public offering in May. However, the lock-up agreements include a provision that extends the lock-up period if the company issues an earnings release or other material announcement during the 16 days beginning on the last day of the 180-day period. If an earnings release or other material announcement occurs, the lock-up period is extended an additional 18 days beginning on the day of the announcement. Because we plan to announce our third quarter financial results on November 9, which falls within the 16-day window, this event effectively extends the lock-up period to November 26.

We sold 8,754,375 shares of common stock in our initial public offering. With limited exceptions that apply to our directors and executive officers, these shares are freely tradable without restriction.

At the time of our IPO, there were approximately 30,867,600 additional shares of common stock outstanding, all of which are restricted shares. Joe Mansueto, our chairman and CEO, owns 30,000,000 of the restricted shares. The owners of substantially all of the 30,867,600 restricted shares signed lock-up agreements that prohibit any sale prior to November 26, 2005 without the consent of our underwriter, WR Hambrecht + Co. We’re not aware of any sales of shares covered by the lock-up agreements.

We can’t speculate about whether there will be selling pressure on our stock following the expiration of the lock-up period. However, sales of restricted shares held by our directors or executive officers need to comply with relevant SEC rules that, among other things, limit the number of shares that someone can sell during a given three-month period to the greater of 1% of our shares outstanding or the average weekly trading volume for the previous four weeks.

Except for shares that are acquired upon exercise of stock options, we require that all of our employees hold any shares that they purchase for at least two years. We’ve also implemented equity ownership requirements that apply to our directors, managing directors, and business unit heads. Before the applicable minimum ownership requirement is met, we require that these individuals retain at least 80% of the shares they acquire upon exercise of stock options (after allowing for the sale of shares to cover the exercise price and taxes). The retention percentage is reduced to 40% when the executive or director holds shares with a total value that meets the following levels:

Non-employee Director	$200,000
Managing Director	2 x Annual Base Salary
Business Unit Head	1 x Annual Base Salary

Quarterly Segment Financials

2.              Could you please break your segment revenue and operating profit data by quarter going back to the March ‘03 quarter?  Thanks.

We haven’t reported quarterly segment financials for each quarter going back to the beginning of 2003. However, the first amendment to our IPO registration statement (dated February 3, 2005) included segment data for the first nine months of 2003. The table below shows this data, along with information on the fourth quarter of 2003 and subsequent quarters:

Revenue ($000)	Nine Months Ended September 30, 2003		Q4 2003		Q1 2004	Q2 2004		Q3 2004	Q4 2004	Q1 2005	Q2 2005
Individual	$26,030		$9,376		$10,461	$9,958		$12,677	$13,900	$15,508	$15,628
Advisor	$36,209		$12,952		$13,727	$16,170		$15,390	$15,593	$16,491	$18,784
Institutional	$43,860		$15,885		$18,452	$18,981		$20,101	$20,868	$22,306	$23,027
Corporate items and eliminations	$(3,706)		$(1,110)		$(1,513)	$(1,865)		$(1,595)	$(1,647)	$(1,101)	$(1,196)
Consolidated revenue	$102,393		$37,103		$41,127	$43,244		$46,573	$48,714	$53,204	$56,243

Operating income (loss) ($000)
Individual	$4,505		$2,886		$1,112	$(273)		$2,575	$4,411	$4,007	$5,112
Advisor	$6,729		$2,792		$3,377	$3,984		$3,451	$3,154	$4,016	$4,850
Institutional	$4,047		$113		$3,791	$3,817		$3,085	$2,974	$4,975	$5,683
Corporate items and eliminations	$(22,416)		$(9,410)		$(1,644)	$(4,104)		$(2,505)	$(9,470)	$(6,120)	$(2,501)
Consolidated operating income (loss)	$(7,135)		$(3,619)		$6,636	$3,424		$6,606	$1,069	$6,878	$13,144

Operating margin (% of revenue)
Individual	17.3%		30.8%		10.6%	NM	F	20.3%	31.7%	25.8%	32.7%
Advisor	18.6%		21.6%		24.6%	24.6%		22.4%	20.2%	24.4%	25.8%
Institutional	9.2%		0.7%		20.5%	20.1%		15.3%	14.3%	22.3%	24.7%
Consolidated operating margin	NM	F	NM	F	16.1%	7.9%		14.2%	2.2%	12.9%	23.4%

NMF – Not meaningful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: November 4, 2005	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer